EXHIBIT 99.4

S&W Appoints Robin Newell as Vice
President of North American Sales

For Immediate Release

Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FIVE POINTS, California - January 6, 2015 - S&W Seed Company (Nasdaq: SANW) announced today that alfalfa industry veteran, Robin Newell, has been appointed as the Company's Vice President of North American Sales. Mr. Newell will have overall responsibility for alfalfa seed sales and marketing, with primary responsibility for S&W's North America sales. His responsibilities include the dormant portion of the S&W brand including the key distribution relationship with DuPont Pioneer where he will provide continuing alfalfa product line guidance, as well as developing private label business relationships for dormant alfalfa varieties and expansion of the company's overall presence within North America.

Mr. Newell comes to S&W Seed Company following 32 years in the seed industry with DuPont Pioneer, having served in various marketing, sales management, agronomy and business improvement roles. Since 2007, he was Senior Business Manager, Forage Products, based in Johnston, Iowa. In this role, he developed and implemented strategies for forage business growth including alfalfa seed. Mr. Newell held P&L responsibility for the Pioneer alfalfa product line worldwide, with the Pioneer brand holding the top market share in dormant alfalfa. He led the Pioneer Worldwide Alfalfa Planning Team, a multi-disciplinary group in place since 1994 representing finance, supply planning, production, research and product development, marketing and sales.

Mr. Newell maintains a working knowledge of dairy farming and agronomy. He developed and taught Pioneer training courses in forage agronomy for Pioneer field sales employees. He authors occasional articles for dairy and forage magazines, and industry newsletters. He was an invited speaker on the topic of alfalfa risk management at USDA's Outlook Conference in February 2013, and is a frequent invited speaker at alfalfa industry and seed grower conferences. Mr. Newell is currently the elected chairperson of the National Alfalfa & Forage Alliance (NAFA), an alfalfa industry organization that strives for the furtherance of alfalfa and forage uses on farms and in feedstuffs in the US. NAFA seeks to influence US Ag policy and legislation with respect to alfalfa, and interfaces with USDA's various agencies on behalf of alfalfa and forage priorities, including NASS, RMA, ARS, and NIFA. He attained Six Sigma "Master Black Belt" certification during his role in a business improvement initiative at DuPont Pioneer, conducting projects as well as teaching and mentoring for the statistical and business process improvement methodology that Six Sigma entails.

Mr. Newell received a B.S. degree in Agronomy from The Pennsylvania State University, and M.S. in Crop Physiology from the University of Nebraska. He completed a Masters of Business Management curriculum in a program sponsored by Pioneer Hi Bred in affiliation with Purdue University's Center for Agricultural Business and the Krannert School of Business Management.

Robin Newell, Vice President of North American Sales for S&W Seed Company, commented, "I am extremely excited to be joining S&W Seed Company at this very exciting time in the company's history. Following the acquisition by S&W of DuPont Pioneer's alfalfa production and research assets, S&W has positioned itself to become a global market leader across the entire alfalfa seed spectrum. I look forward to building upon the success the company has had to date and further expanding upon the opportunity that this acquisition creates."

Mark Grewal, chief executive officer of S&W Seed Company, commented, "Robin is one of the foremost leaders in the alfalfa industry and will become a valuable member of the S&W team. He brings a tremendous track record of developing sales and marketing strategies that have resulted in the current Pioneer alfalfa product line being the dormant market share leader. Robin's deep understanding of the alfalfa industry, and his relationships within it, will significantly strengthen our distribution capabilities going forward."

About S&W Seed Company

Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in the Central Valley of California. The Company's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and sells its seed products in more than 25 countries around the globe.  Additionally, the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in the Company's 10-K for the fiscal year ended June 30, 2014, and other filings made by the Company with the Securities and Exchange Commission.